INFORMATION STATEMENT

NEW BASTION DEVELOPMENT, INC.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES DESCRIBED HEREIN, NOR DID IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE INFORMATION STATEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 27, 2008

Form 8-K Exhibit 99.1

Form 8-K Exhibit 99.1

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our company or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although our Company believes that the expectations reflected in the forward-looking statements are reasonable, our Company cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described by us in “Description of Business-Risk Factors,” not all of which are known to us. Our Company is under no duty to update any of the forward-looking statements after the effective time of this date of this information statement to conform its prior statements to actual results.

Further, this information statement contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any research and product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities. Our company' actual results may vary materially from those contained in such forward-looking statements because of risks to which our company is subject, such as lack of available funding, competition from third parties, intellectual property rights of third parties, regulatory constraints, litigation and other risks to which our Company is subject.

You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

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Our business strategy.

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Our future operating results.

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Our ability to obtain external financing.

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Our understanding of our competition.

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Industry and market trends.

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Future capital expenditures.

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The impact of the economy on our products, operations and business.

Form 8-K Exhibit 99.1

DESCRIPTION OF OUR BUSINESS

Overview

New Bastion Development, Inc.(www.newbastiondevelopment.com), is a development stage company that was formed for the purpose of exploiting local real estate opportunities in the Panama City Beach/Marianna, Florida area (the “Panama City/Marianna area”) located in Northwest Florida, which is the last major undeveloped area in Florida. This area should be at the forefront of the recovery from the collapse of the general real estate market in Florida’s major cities as a result of its limited supply of pre-platted and zoned residential building lots and its bypassing of the rampant unsustainable sky rocketing price appreciation during the real estate bubble. These factors, combined with the anticipated increase in demand for residential properties due to the construction of a new international airport in the immediate vicinity, in addition to other nearby development projects, causes us to believe that there are significant opportunities in the Panama City/Marianna area at this time.

The first post-911 airport broke ground on November 1, 2007 on 4,000 acres located in the Panama City/Marianna area that were donated by the St. Joe Company (NYSE: JOE).  The project is currently approximately 3 months ahead of schedule and is scheduled to be operational by mid 2010.  The following website has been established to update interested parties as to construction progress of this project:  www.newpcairport.com.

Also, on October 10, 2007, a subsidiary of Leucadia National Corp (NYSE: LUK) announced that it had entered into an agreement with the Bay County Airport and Industrial District to purchase the current airport site for $56.5 million and an unspecified amount in transfer fees from future sales of the property. Leucadia is purchasing this property for future residential, and commercial development.

Finally, on October 14, 2008, Ronnie Gilley Properties announced that it had closed on the purchase of approximately 400 acres of land located off of U.S. Hwy. 231 South in Dothan Alabama, just 40 miles from the majority of the Company’s real estate holdings, to secure the development location of Country Crossings, which is scheduled to open in Fall 2009. Country Crossings is planned to be an unprecedented resort/entertainment facility featuring a hotel, amphitheatre, family entertainment center, festival grounds, RV Park and a bingo pavilion.

Florida’s population has grown ata rate in excess of 1,000 new residents per day, and it is projected that Florida will surpass New York in population by 2011. The growth in Florida’s population has and will continue to create a crisis housing situation in the State, as new residents are not able to locate suitable affordable/entry level housing to meet the increased demand. Median housing prices have increased dramatically over the past five years in Florida’s most populated cities, yet wages have increased only minimally over the same period of time, causing many to seek alternative locations elsewhere within the State.  Additionally, overcrowding, traffic and lifestyle issues have caused many residents who currently live in Florida to seek relocation within the State to other areas that are more conducive to their needs. A major component of the projected increase in Florida’s population will include ‘baby boomers” that are searching for the ideal place to purchase a

Form 8-K Exhibit 99.1

second home with eventual retirement in mind. Management has identified key areas in the Panama City/Marianna area, where it expects growth and appreciation to outpace the State in general.

We believe that the current real estate slump, combined with the construction of the new airport and other proposed projects and continued projected population growth creates an exceptional opportunity in the Panama City/Marianna area. Our Company’s strategy to take advantage of this opportunity involves:

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Purchasing undervalued, immediately buildable, pre-platted vacant lots in existing subdivisions at prices significantly below 2006 levels that will support entry level or vacation housing for resale to end users and investors at attractive values ;

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Purchasing undervalued raw acreage that is currently zoned to accommodate commercial and residential/rental development that we can subsequently develop, solely or with joint venture partners, into premium home/lot packages, multi-family residential structures, commercial structures and/or agricultural uses; and

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Developing and marketing the immediately buildable, pre-platted vacant lots that we currently own to end users and investors.

Unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms means New Bastion Development, Inc., a Florida corporation. Our principal office is located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida  33309. This Information Statement includes the names of various government agencies and the trade names of other companies. Use or display by us of such other parties’ names and trade names in this Information Statement is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

Our Business Plan

Acquisitions of Pre-Platted Vacant Lots in Existing Subdivisions

Our Company currently owns a total of 47 pre-platted lots in Compass Lake in the Hills, an Equestrian Community, and it owns 10 pre-platted lots in Sunny Hills, a Golf Course Community, located in Jackson County and Washington County, Florida, respectively. Both of these communities are located approximately 25 miles from the new airport site. We consider these lots to currently be undervalued, and we believe that with the addition of the new airport and the increased demand that will result from the jobs created by the new airport and other proposed projects, these lot values will appreciate significantly over the next 3-5 years. Our plan is to purchase up to 500 pre-platted lots in these subdivisions and sell home lot packages to end-users as the lot demand and prices increase.

Compass Lake in the Hills

Compass Lake in the Hills is a master planned community (www.compass-lake.com) located in Jackson County, Florida that comprises more than 10,000 acres. It features 6,341 one acre plus home sites among the rolling hills of Northwestern Florida and two major spring-fed lakes, Compass Lake (600 acres) and McCormick Lake (200 acres). Additional features include equine facilities, a

Form 8-K Exhibit 99.1

community pool, tennis courts, restaurant, activities and more.

All lots in Compass Lake are pre-platted improved lots eligible to be built on immediately, with building permits generally obtainable within 5 to10 days. This provides a competitive advantage to our Company since most new major developments in both Jackson and Washington Counties require approval by the Florida Department of Community Affairs (the “DCA”). Given the lack of infrastructure in the region and the tremendous impact that the anticipated population influx brought on by the new airport will have on existing infrastructure services (roads, schools, utilities, etc), the DCA is requiring that all developers of any major new development in the State demonstrate to the DCA “concurrently” with their development plan how infrastructure services will be provided. As a result of this additional burden on major new development, we consider it unlikely that any new major development that may be competitive with either Compass Lake in the Hills or Sunny Hills (see below) will be approved for several years, thereby providing our Company with the opportunity to brand ourselves years ahead of much of our competition.

Although our Company currently owns a substantial number of vacant lots in this community, we intend to purchase a significant number of additional lots in exchange for shares of series A convertible preferred stock, common stock, cash or a combination of the three. Our plan is to sell second homes and vacation home/lot packages in this community starting in the $270,000’s and ranging up to the $500,000’s, and we intend to begin our marketing efforts in the first quarter of 2009.

Our initial marketing plan provides for our Company to test several different creative versions of a 00:60 second commercial on television in the Atlanta, Birmingham, Miami/Ft Lauderdale, and New Orleans markets, all of which are within a reasonable driving distance to Compass Lake.  Our television ads will be supported with print ads in Digest of Homes and other real estate publications, along with a directed e-mail campaign in the target areas.

Sunny Hills

Sunny Hills is a Deltona Corporation master planned golf course community (www.deltona.com) located in Washington County, Florida that comprises more than 17,000 acres.  Its massive plan includes schools, medical facilities and hospitals, as well as commercial establishments.  It is roughly in the center of the Panhandle, near Marianna, Florida with Panama City, Florida as the closest big city that is approximately 40 miles south via Rt. 231 and approximately 20 miles from the new airport site. This community is currently comprised of approximately 50% retirees and 50% working families that commute to jobs in Panama City.

Similar to Compass Lake in the Hills, all lots in Sunny Hills are pre-platted improved lots eligible to be built on immediately.  Our Company owns 12 vacant lots on paved roads that are immediately buildable. These lots range in size from .23 acres to .50 acres.

The new airport is expected to bring many new jobs to the area, and we believe that Sunny Hills will be a preferable community for many workers to reside in due to its 20 mile proximity to the new airport site.  Consequently, we intend to market an affordable, entry level multi-family town

Form 8-K Exhibit 99.1

home priced in the $149,000 price range that will be geared towards the working class.

National Recreational Properties Inc. ( NRPI), a large real estate conglomerate best known for the sale of vacant lots through television infomercials hosted by Erik Estrada, has purchased in association with The Tavistock Group more than $106 million  for 7200 vacant  lots in Sunny Hills.  Their lots are platted but unimproved (no roads or infrastructure), and NRPI has been successful in getting Washington County to pass a bond to build the necessary infrastructure. In exchange, each NRPI lot will be assessed approximately $18,000 over a 30 year period. We believe that the national media coverage that will be focused on the new airport, will provide significant national exposure in Sunny Hills over the next several years.

Acquisition of Undervalued Raw Acreage for Subsequent Development

We believe that commercial development will afford our Company substantial opportunity over the next 3-5 years.  We own the following large tracts of raw acreage in the Panama City/Marianna area that we considered to be undervalued but ideal for future development and/or resale to builders, developers and investors:

27 Acres Adjacent To Marianna, Florida City Limits

We own a 27 acre tract on the north side of Highway 90 immediately adjacent to the western city limit of Marianna, Florida.  The property is 0.6 miles east of Cottondale, Florida and 1 mile east of Interstate 10.  The property is currently zoned Mixed Use Urban Transitional (MUUT).  The following land uses are permitted in the MUUT future land use category:

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Agriculture and Silviculture;

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Light manufacturing, light truck distribution/warehousing, office/professional, neighborhood commercial, and enclosed storage;

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Residential from one (1) dwelling unit per acre up to twelve (12) dwelling units per acre (residential land cannot occupy over 40% of the total area of a MUUT parcel); and

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Community Facilities (places of worship, community centers, public/private schools, daycare centers).

We consider this property ideal for development into a mixed use subdivision, with 40% developed into an affordable rental community comprised of town homes, and the balance developed as neighborhood commercial.

Shady Palms-80 acres of undeveloped acreage

We own 80 acres of undeveloped acreage on the south side of County Road 278 located in Marianna, Florida, which is within southeastern Jackson County. The property is approximately 7 miles southeast of Interstate 10 at Exit 142, a growing commercial area, and 35 miles from the new airport site.  The property contains a 3.3 acre spring-fed pond and also has a residence that would be suitable for a sales office on the premises. The property is currently zoned Agriculture-2, which

Form 8-K Exhibit 99.1

allows for a density of 1 dwelling unit per 1 acre; therefore, the subject parcel has the potential of supporting 75 single family residential units without obtaining any land use changes. Jackson County encourages residential clustering. Shady Palms is classified a major subdivision and does not require DCA approval so long as  the number of residences is kept at 75 dwelling unit’s or less.  Shady Palms abuts a 62 acre parcel that obtained its development order to build the Alliance Hill Subdivision (a deed restricted community) that will contain 64 dwelling units.

Other Opportunities

Company believes that given the current real estate slump, that real estate owners will be open to the prospect to selling their currently illiquid real estate assets to the Company in exchange for the Company’s more liquid marketable securities.  Our Company has identified several other opportunities that it plans to pursue once it becomes publicly traded.

Our Competition

The real estate development and acquisition industry in Florida is a highly competitive marketplace, and we will be competing with many companies on all levels. The businesses with which we will compete will include real estate developers or owners, public companies and investment funds, most of which will be better capitalized or have other features that may make it difficult for us to compete effectively. Numerous other developers will be competing with us in attracting purchasers, and some of the competing properties may be newer, better located or owned by parties better capitalized than our Company. Also, the number of competitive properties in our target areas could have a material adverse effect on our ability to successfully market our properties.

Environmental and Other Regulations

We will be subject to federal, state, and local environmental regulations that apply generally to the ownership of real property and the operation of commercial facilities. We will also be subject to the same types of local regulations governing other real property, including zoning ordinances.

Insurance

We expect that each of our properties will be covered, as applicable, by fire, flood and property insurance, including comprehensive liability, all-risk property insurance, provided by reputable companies and with commercially reasonable terms.  In addition, we intend to maintain a policy insuring against environmental liabilities on terms customary for the industry, and title insurance insuring fee title to the properties in an aggregate amount believed to be adequate.

Federal Income Tax Consequences

Our Company does not expect to operate as to qualify as a REIT under the Internal Revenue Code of 1986 (the Code).  As a result, we will not be entitled to a deduction for dividends paid to our shareholders in calculating our taxable income.

Form 8-K Exhibit 99.1

Our Employees

We currently have two full time employees who work in management, administration, sales, and marketing.  We use our management, consultants, attorneys and accountants as necessary, and we do not anticipate a need to engage any additional full-time employees until such time that we commence full scale operations.

Our Facilities

Our principal office is located at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida  33309. Our telephone number is 866-541-0625and our fax number is 866-508-9913. We currently lease approximately 400 square feet from a shareholder at no cost to the Company.  We believe our facilities are suitable for our current needs.

Risk Factors Related To Our Business

Investing in our common stock is risky. In addition to the other information in this information statement, you should consider carefully the following risk factors in evaluating us and our business. If any of the events described in the following risk factors were to occur, our business, financial condition or results of operations likely would suffer. In that event, the trading price of our common stock could decline, and you could lose all or a part of your investment.

New Business; Limited Operating History; Losses from Operations

Our Company was incorporated in May 2007.  We are a development stage company with no revenues and no profits.  Since we have a limited operating history, there is only a limited basis upon which to evaluate our Company's performance and its prospects for achieving its intended business objectives. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, especially in rapidly changing industries, such as the real estate industry. Potential investors should be aware of the difficulties, delays and expenses normally encountered with an enterprise in its development stage, many of which are beyond our control.  These include, but are not limited to, initial start-up costs, marketing costs, competition and unanticipated costs and expenses.  We cannot assure you that our business plan as described herein will either materialize or prove successful, or that we will ever be able to operate profitably and, if not, investors may lose all or a substantial portion of their investment.

As a result of the start-up nature of our business, we can be expected to initially incur substantial operating losses. We have incurred operating losses to date, and we anticipate that such losses will continue until such time as our revenues are sufficient to offset our operating costs.  We cannot assure you that an adequate revenue base will be established or that our business will become profitable or generate positive cash flow. Our revenue growth and future profitability will depend on our ability to effectively develop and acquire and/or develop reasonably priced properties and to effectively monitor and control our costs. Accordingly, we cannot assure you that we will operate profitably in the future. Future losses are likely to occur before our operations will become

Form 8-K Exhibit 99.1

profitable, and we cannot assure you that our operations will ever attain profitability. Continued losses and negative cash flow may prevent our Company from pursuing its strategies for growth and may have a material adverse effect on our Company.

We Have a Limited Amount of Operating Capital and Our Cash Reserves May Be Depleted Prior to our Achieving Revenue

We have a limited amount of operating capital and we are entirely dependent upon raising capital in the future in order to effectuate our business plan as discussed herein. Most of our working capital needs will be attributable to marketing, debt service and other operational costs; and we will be unable to recoup the financial resources expended on these matters. As a result of the possible indefinite period of time to develop and market our properties, and the nature and cost of our expenses related to these matters, in the event we cannot raise a sufficient amount of capital, we cannot assure you that our cash requirements will be sufficient to execute our business plan or continue our operations. Poor financial results, unanticipated expenses or unanticipated opportunities could require additional financing sooner than we expect. Our failure to raise sufficient funds may cause investors to lose some, if not all, of their investment in our Company.

We currently have no plans or arrangements with respect to the possible acquisition of additional financing and such financing may be unavailable when we need it or may not be available on acceptable terms. Additional financing may not be available to us, due to, among other things, our Company not having a sufficient credit history, income stream, profit level, asset base eligible to be collateralized, or market for its securities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our existing shareholders may be reduced, and these securities may have rights superior to those of our common stock. If adequate funds are not available to satisfy either short-term or long-term capital requirements, or if planned revenues are not generated, we may be required to limit our operations substantially. These limitations of operations may include reductions in capital expenditures and reductions in staff and discretionary costs.

Our Resources May Not Be Adequate to Manage Our Growth

Our aggressive growth strategy will result in significant additional demands on our infrastructure, and will place a significant strain on our management, administrative, operational, financial and technical resources, and increased demands on our systems and controls. We cannot assure you that our resources will be adequate to support our future operations and growth. Our inability to continue to upgrade our operating and financial control systems, the emergence of unexpected expansion difficulties or the failure to manage our proposed expansion properly could have a material adverse effect our business, financial condition and results of operations.

Debt Secured With Our Real Property as Collateral Could Subject Our Company to the Risk of Loss of All of Our Real Property

 There is debt service on our current real property, and this debt is secured by our real property. If we incur additional debt in the future, we will likely be required to secure such additional debt with our real property. In the event we default on the debt, we could incur the loss of all of our

Form 8-K Exhibit 99.1

real property, which would materially and adversely affect our Company and cause you to lose your entire investment in our Company.

The Loss of Certain of Our Key Personnel, or Any Inability to Attract and Retain Additional Personnel, Could Impair Our Ability to Attain Our Business Objectives

Our future success depends to a significant extent on the continued service of our key management personnel, particularly Elliot Bellen, our president. We have entered into a 3 year employment agreement with Mr. Bellen, but we currently do not maintain key person life insurance on Mr. Bellen’s life. Accordingly, the loss of Mr. Bellen’s services could adversely affect our business and impede the attainment of our business objectives.

We Do Not Have Audited Financial Statements

We are a recently formed entity and we have not prepared audited financial statements.  Any and all financial information disclosed herein is unaudited and is premised upon our management's best impression of the assets, liabilities, results of operations and other financial matters of our Company.  While our management considers itself knowledgeable concerning such matters as they relate to our Company, we cannot guarantee you that management's presentment of our Company’s financial information as set forth herein is correct, or that you can rely upon that presentment of information.

Our Future Operating Results Will Be Subject To Varying Degrees Of Risk Generally Incident To The Ownership of Real Property.

Our future operating results will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of our real estate investments and our income will be dependent upon our ability to manage our inventory of properties in a manner sufficient to obtain sufficient cash flow. Our Company’s properties and any income derived therefrom may be adversely affected by a number of factors, including the perceptions of prospective purchasers of the attractiveness of its properties; the ability of our Company to manage and maintain its real properties and secure adequate insurance; changes in national economic conditions; changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; competition from others; changes in interest rates and in the availability, cost and terms of mortgage funds; the impact of present or future environmental legislation and compliance with environmental laws; changes in real estate tax rates and other operating expenses; adverse changes in governmental rules and fiscal policies; uninsured losses resulting from casualties associated with civil unrest, acts of God, including natural disasters, and acts of war; adverse changes in zoning laws; and other factors which are beyond our Company’s control.

Our Business Will Initially Be Entirely Dependent on the Real Estate Market

The real estate market has historically been cyclical, with significant downturns during which commercial and residential occupancy rates, rents and property values declined substantially. We are currently in the midst of one of these downturns. The last significant downturn of this kind was in the

Form 8-K Exhibit 99.1

early 1990s, and we cannot predict when the current downturn will end. Although our Company is attempting to position itself to take advantage of the current downturn, there is no guarantee that it will be successful in doing so and that its properties will not lose much or all of their value.

Real Estate Holdings Can Be Difficult to Sell in Unfavorable Economic Conditions and Can Have Unpredictable Decreases in Value

Our primary business is to buy, own operate and sell real estate. Real estate investments are illiquid and can be difficult to sell, especially when economic conditions are unfavorable. This makes it difficult for us to vary our investment portfolio and to limit our risk when economic conditions change. Decreases in market rents, negative tax, real estate, and zoning law changes, and changes in environmental protection laws could also lower the value of our investments and decrease our income.

Acquisition Activities Can Result in Unforeseen Risks and Increases in Costs; We May Not Obtain Independent Feasibility Studies

One segment of our Company's business strategy is to acquire suitable real property for development and subsequent resale. Acquisitions entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the prices paid for acquired properties and the costs of any improvements required to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment. We cannot assure you that we can properly ascertain or assess all such significant risk factors. Accordingly, management could identify and acquire any number of mediocre properties that could result in the loss of an investor's entire investment.

In some instances, we may not obtain independent feasibility studies prior to our acquisition of properties. Instead, our Company will rely upon the past experience of its management team and other personnel in analyzing potential business opportunities.

Development Activities Can Result in Unforeseen Risks and Increases in Costs

Our Company intends to develop some of the properties it currently owns or plans to acquire, and delays are common in the development industry. Disruptive events may include shortages of, or the inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions, changes in Federal, state or local laws or regulations and other factors or circumstances presently unknown to or unanticipated by our Company. We may have little control over such events, and such events may adversely affect the cost and completion time of the facilities.

Form 8-K Exhibit 99.1

We May Be Subject to Liability for Environmental Cleanup Costs and Damages for Contamination Related to Our Properties

Since we intend to own and develop real property, various federal, state and local laws might impose liability on us for the costs of removing or remediating various hazardous substances released on, in or from our property. These laws may impose liability whether or not we knew of or caused the release. We intend to obtain environmental assessments on the properties that we plan to acquire. However, these environmental assessments might not reveal all potential environmental liabilities or claims for such liabilities or may underestimate the potential liability associated with identified releases of hazardous substances or other environmental matters. The presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially adversely affect our ability to develop or sell the property, or to use the property as collateral for borrowing, and may cause us to incur substantial remediation or compliance costs. In addition, if hazardous substances are located on or released from one of our properties, we could incur substantial liabilities through a private party personal injury claim, a claim by an adjacent property owner for property damage, or a claim by a governmental entity for other damages. This liability may be imposed on us under environmental laws or common law principles. It is also possible that future laws, ordinances or regulations or new interpretations of existing environmental laws, ordinances or regulations will impose material environmental liability on us; the environmental conditions of properties we own or operate may be affected by other properties in the vicinity or by the actions of third parties unrelated to us; or our builders will introduce hazardous or toxic substances into the properties we may own and expose us to liability under federal or state environmental laws. The costs of defending these claims, conducting this environmental remediation or responding to such changed conditions could materially adversely affect our financial condition and results of operations.

Property Taxes Can Increase and Cause Us to Lose Money on Investments

Each of our properties will be subject to real property taxes. These real property taxes may increase in the future as property tax rates change and as our properties are assessed or reassessed by tax authorities. Depending on local market conditions, we may not be able to offset the tax increases, which could materially adversely affect our financial condition and results of operations.

Regulatory Compliance Costs

Any properties that we own will be subject to various federal, state and local regulatory requirements. Failure to comply with all applicable regulatory requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.

We Face Potential Underinsured Losses on Our Investments

We intend to maintain title and other property-related insurance on all our properties. We will exercise discretion in determining amounts, coverage limits and deductibility provisions of title, casualty and other insurance relating to our properties, based on appraisals and our purchase price for such property, in each case to obtain appropriate insurance coverage at a reasonable cost and on

Form 8-K Exhibit 99.1

suitable terms. This might mean that, in the event of a loss, our insurance coverage would not pay the full current market value or current replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also increase the replacement cost of a facility after it has been damaged or destroyed. In that case the insurance proceeds that we receive might not be enough to restore us to our economic position with respect to the property.

We Have Strong Competitors That May Have Better Resources and Other Advantages over Us

The acquisition and development industry in Florida is highly competitive. We will be competing on all levels with public companies and other major development companies and real estate funds and entrepreneurs. Many of our competitors will have greater resources than we do, including better access to financing and greater cash reserves. We will be competing for acquisition opportunities that may reduce the number of suitable acquisition opportunities offered to our Company and increase the bargaining power of property owners seeking to sell. We will be competing to attract purchasers to sell our properties to, and some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. We cannot guarantee you that we will be successful in competing against our competitors and the result in some cases may be lower revenue, which could adversely affect our Company.

Real Estate Financing May Not be Available or Feasible

It may be necessary for us to finance our some of our operations with traditional bank financing or other debt financing. If we were unable to obtain financing on acceptable terms, we may not be able to pursue our plan of business. If prevailing interest rates or other factors at the time of such financing result in high interest rates, our interest expense will increase more than projected, which would adversely affect our results from operations.

Risk of Rising Interest Rates

Increases in interest rates could increase the Company's interest expense, which would adversely affect the Company's operations.

Our Contemplated Operations Will Not Qualify Our Company as a REIT

We do not intend to operate our Company so as to qualify as a REIT under the Internal Revenue Code; therefore, neither our Company nor its shareholders will obtain the favorable tax treatment the a REIT provides.

Our Property Acquisitions May Not Receive Favorable Tax Treatment

We cannot assure you that the Internal Revenue Service (the “IRS”) or the Florida Department of Revenue will ultimately assent to our tax treatment of a consummated property acquisition. If IRS or the Florida Department of Revenue recharacterizes the tax treatment of such a transaction, our Company may incur adverse tax consequences.

Form 8-K Exhibit 99.1

No Opportunity for Shareholder Evaluation or Approval of Property Acquisitions or Dispositions

Our non-management shareholders will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information in connection with selecting a potential property for acquisition or disposition. They will not receive or otherwise have the opportunity to evaluate the specific merits or risks of any one or more property acquisition(s) or dispositions(s) and will have no control over the decision making relating to such. As a result, non-management shareholders of the Company will be almost entirely dependent on the judgment and experience of management in connection with the selection and ultimate consummation of a property acquisitions and dispositions.

Our Management and Other Insiders Have Control Over Our Board of Directors and Our Business Operations

Our principal shareholders, directors and executive officers and entities affiliated with them beneficially own more than 50% of the outstanding shares of our common stock. As a result, these shareholders, if they were to act together, would be able to control or significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. Our articles of incorporation do not provide for cumulative voting for the election of directors. Consequently, even if additional shares of our common stock are issued, so long as these persons continue to own in excess of 50% of our issued and outstanding shares of voting stock, they can elect all of our directors, appoint officers and otherwise control our affairs and operations. Further, our board of directors currently has no formal committees, such as a compensation committee or an audit committee.

Our Management Has Conflicts of Interest

We currently, and may in the future, compensate our management with substantial salaries and other benefits.  The payment of such salaries and benefits may be a burden on us and may be a factor in limiting or preventing us from achieving profitable operations in the future.  Our board of directors currently has no formal committees, such as a compensation committee or an audit committee, and most likely will not form such committees within the near future. Additionally, there is no limit on the amount of reimbursable expenses to our officers and directors, and there will be no review of the reasonableness of such expenses by anyone other than our Company's board of directors.

Some of our directors and officers are currently principals of other businesses and are not required to commit their full time to our Company affairs.  As a result, conflicts of interest may arise with respect to allocating management time among various business activities.  We cannot assure you that our officers’ and directors’ other activities will not interfere with their ability to discharge their obligations to our Company.

Form 8-K Exhibit 99.1

We Do Not Anticipate Paying Cash Dividends On Our Common Stock at this Time

We have not paid any cash dividends on our common stock to date, and we do not anticipate paying cash dividends at this time, or in the foreseeable future. As a result, shareholders will not receive any type of dividend income. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of our board of directors.

Our Articles of Incorporation Provide for Indemnification of Our Officers and Directors and Election out of Anti-takeover Statutes

Our Company's articles of incorporation provide, among other things, that (i) officers and directors of the Company will be indemnified to the fullest extent permitted under Florida law; and (ii) the Company has elected not to be governed by Sections 607.0901 and 607.0902 of the Florida Business Corporation Act and other laws relating thereto (the “Anti-Takeover Sections”).

Because of our Company's election not to be governed by the Anti-Takeover Sections, the Company will not be subject to the provisions of Florida law which provide that certain transactions between the Company and an “interested shareholder” or any affiliate of the “interested shareholder” be approved by two-thirds of the Company's outstanding shares. An “interested shareholder” as defined in Section 607.0901 of the Florida Business Corporation Act is any person who is the beneficial owner of more than 10% of the outstanding shares of the company who is entitled to vote generally in the election of directors. In addition, because of the Company's election not to be governed by the Anti-Takeover Sections, the Company will not have the protection against unfriendly take-over attempts that statute seeks to provide.

Rule 144 May Not Be Available To You

Rule 144 is not available for the resale of securities initially issued by a shell company or an  issuer that has been at any time previously a shell company unless the issuer: (i) has ceased to be a shell company; (ii) is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; (iii) has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer a shell company. Thereafter, such securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC. As a result, in the event we do not meet all of these criteria, Rule 144 will not be available to you.

Penny Stock Regulations

It is likely our securities will be subject to the United States Securities and Exchange Commission's (the “Commission”) rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Generally, penny stocks are equity securities traded over-the-counter with a price of less than $5.00 (other than securities registered on certain national securities

Form 8-K Exhibit 99.1

exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. Since our securities will likely be subject to the penny stock rules, shareholders in our Company may encounter some difficulties while selling their shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our officers and directors, and each person or group known to the Company to be the beneficial owner of more than five percent (5%) of our common stock:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	% of Class Owned (2)
Elliot Bellen	4,000,000	20.72%
Francis Proto	250,000	1.29%
Patrick O’Keefe	1,840,000	9.53%

___________________________

1.

In care of the Company at 1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida 33309.

2.

Based on 19,308,318 shares of common stock outstanding on the date hereof.

DIRECTORS AND EXECUTIVE OFFICERS

Our current directors and executive officers are as follows:

Name	Age	Position
Elliot Bellen	50	President, Treasurer, Director
Francis Proto	64	Chief Financial Officer, Director
Patrick O’Keefe	43	Director

___________________

Form 8-K Exhibit 99.1

Mr. Elliot Bellen. Mr. Bellen has spent nearly all of the twenty-five years of his professional life either creating businesses or assisting fledgling businesses to grow to the next level. To that end, his strengths include strategic planning, creation of viable capital structure and exit strategy, negotiations, hiring of management, and creating strategic alliances.  Since February 2006 he  served as President of Pan Florida Land Acquisitions Group, LLC, a Florida Limited Liability Company formed to acquire land throughout the State of Florida.  Prior to that, Mr. Bellen served as Vice President of WTEB Management, Inc. a Florida corporation that bought and sold more than 1,500 properties annually during his tenure.

Mr. Francis Proto. Mr. Proto is a highly experienced Financial Executive with proven performance in Acquisitions and Divestitures, Auditing, Information Technology, Operational and Financial Control Systems Reengineering Analysis, Design, and Implementation, Human Resources, Strategic Planning and Capital Investment Analysis. The majority of his career was with Borden, Inc. Columbus, Ohio.  He served as Chief Financial Officer of Borden Chemical and Plastics Limited Partnership, a Petrochemical entity in Baton Rouge, LA, with annual revenues in excess of $670 million. Prior to that Mr. Proto served as Chief Financial Officer Of Borden Global Packaging, a division of Borden, Inc. located in North Andover, MA.

Mr. Patrick O’Keefe. Since 2003 Mr. O’Keefe has been the Vice President of Bergh Memorial Animal Hospital. Bergh Memorial Animal Hospital is a premier veterinary teaching hospital located in the headquarters of the American Society for Prevention of Cruelty to Animals (ASPCA) the United States oldest humane organization.  Over the past four years Mr. O’Keefe has increased revenues over 100% to $6,500,000 by building a top notch veterinary team that includes board certified specialists in Internal Medicine, Cardiology, Dermatology, Surgery and Pathology.  In addition an internship program was begun in 2006 with four veterinarians, which will increase to six in 2007.  Bergh Memorial Animal Hospital is featured on the hit TV series Animal Precinct on Animal Planet.  Serving the NYC area as well as supporting Humane Law enforcement and the ASPCA’s adoption’s department Bergh Memorial treated over twenty thousand pets in 2006.  Mr. O’Keefe is also a member of the Strategic Planning Team for the ASPCA.  In addition Mr. O’Keefe was a direct responder during Hurricanes Katrina and Rita where he was brought to Lamar Dixon to lend his operational expertise to the housing and transport of several thousand animals over a three-week period.   Prior to joining the ASPCA Mr. O’Keefe was Regional Operations Director for Veterinary Centers of America (NASDAQ: WOOF) with direct oversight of up to seventeen Animal Hospital in the NY Metro area with revenues in excess of $22 million and operating profits of 25% or higher. During his tenure with VCA Mr. O ’Keefe successfully managed the acquisition and integration of ten practices purchased by VCA.  In 2001 he was recognized by the company as having the highest increase in profitability in his hospitals, with a 9% increase in revenue profit increased 53% ($2,100,000). Mr. O’Keefe has been the president of 109-117 Seaman Avenue Realty Corp, a 40 unit cooperative in Manhattan since 2004.

Form 8-K Exhibit 99.1

EXECUTIVE COMPENSATION

Officer and Key Employee Compensation

Our officers and other key employees receive the following compensation in exchange for their services:

Name	Position	Annual Salary$(1)(2)
Elliot Bellen	President, Treasurer, Director	$175,000
Francis Proto	Chief Financial Officer, Director	60,000

______________________

1.

Except as otherwise described in this Information Statement, the board of directors may increase these employees annual compensation and provide employee bonuses from time to time, as they may determine in their sole discretion.

2.

Does not include benefits provided to employee pursuant to our Company’s benefits plan.

Director Compensation

To date, no director received any type of compensation from the Company for serving as such. Presently, our directors, including those who serve as officers of the Company, are not compensated for serving as directors, other than reimbursement for out of pocket expenses incurred in attending director meetings.

OUR COMPANY’S SECURITIES

General

The following is a summary of the rights and privileges of holders of our Company's securities.  It is not complete and is subject to the provisions of the Florida Business Corporation Act and the Securities Act; and to the terms of the Company's articles of incorporation and bylaws. We are qualifying the following summary in its entirety by such references.

Common Stock

Our Company is authorized to issue 50,000,000 shares of common stock, $0.001 par value.  As of the date hereof, 19,308,318 shares of common stock were issued and outstanding, held of record by approximately 34 shareholders.

The holders of our common stock have one (1) vote per share on all matters (including election of directors) without provision for cumulative voting.  Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so.

Form 8-K Exhibit 99.1

Our common stock is not redeemable and has no conversion or pre-emptive rights.  There are no sinking fund provisions. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the Company, the holders of common stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and senior shareholders, if any.  The Company may pay dividends, in cash or in securities or other property when and as declared by the board of directors from funds legally available therefore.

Our Dividend Policy

We have not paid any dividends on our common stock to date. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, capital requirements and general financial condition.

Preferred Stock

The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of preferred stock. The board of directors of the Company is authorized to provide for the issuance of such preferred stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. This type of preferred stock is commonly referred to as “blank check preferred stock”.

As of the date hereof, 550 shares of series A convertible preferred stock have been issued by the Company. 5,000,000 shares of preferred stock have been designated by the Company with the following preferences, limitations and relative rights:

A.

Designation. The designation of the series of preferred stock is Series A Convertible Preferred Stock (“Series A Preferred Stock” or “Series A Preferred Shares”).

B.

Sub-series of the Series A Preferred Stock. 2,500,000 shares of the Series A Preferred Stock shall be comprised of five sub-series of 500,000 shares each, designated as Series A-1, Series A-2, Series A-3, Series A-4, and Series A-5.  The par value of each share of Series A-1, Series A-2, Series A-3, Series A-4, and Series A-5 shall be $1,000.00 and the redemption value of such sub-series shall be $1,000.

2,500,000 shares of the Series A Preferred Stock shall be comprised of five sub-series of 500,000 shares each, designated as Series A-6, Series A-7, Series A-8, Series A-9, and Series A-10. The par value of each share of Series A-6, Series A-7, Series A-8, Series A-9, and Series A-10 shall be $1,000 and the redemption value of such sub-series shall be determined by the Board of Directors at a future time.

All such sub-series of the Series A Preferred Stock shall be identical to each other and are designated for administrative purposes only in connection with certain contractual rights to be assigned to such sub-series that are not part of this corporation’s articles of incorporation.

Form 8-K Exhibit 99.1

C.

Dividend Provisions. Dividends shall be payable pro rata on the outstanding Series A Preferred Stock on a quarterly basis at the rate of 6% of redemption value per year during the first year of issuance, 8% of redemption value per year for during the second year of issuance and 12% of or redemption value per year during all years thereafter until redeemed. The dividends are cumulative. No dividends shall be paid on any Common Shares unless all dividends are currently paid on all of the Series A Preferred Stock.

D.

Liquidation Preference. In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive in preference to the holders of Common Stock and any other class of stock the stated redemption value of the sub-series of Series A Preferred Stock held by such holders plus any accrued but unpaid dividends. The remaining balance of the proceeds from the liquidation will then be allocated to the Series A Preferred Stock and the Common Stock holders on an as-converted basis. At the option of the holders of Series A Preferred Stock, a merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred may be treated as a liquidation, dissolution or winding up for purposes of the liquidation preference, other than in connection with any reorganization of the Company with a publicly traded shell corporation.

E.

Optional Redemption. At any time upon 30 days written notice to Series A Preferred Stockholders, the Company shall have the option to redeem the Series A Preferred Stock in whole or in part at the stated redemption value. Accrued, but unpaid dividends are to be paid first.

F.

Conversion. The holders of the Series A Preferred Stock shall have the right to convert any or all of their Series A Preferred Stock to Common Stock at any time. The number of shares of Common Stock deliverable upon the conversion of one (1) share of Series A Preferred Stock be the number equal to the stated redemption value divided by the greater of $1.00 or 20% below the 20 day average trading price of the Common Stock if the Company is publicly traded at the time of conversion. Any accrued but unpaid dividends will also have the right to be converted at the option of the holder.

G.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock shall be subject to appropriate adjustment in the event of a stock split, stock dividend or similar event.

H.

Voting Rights. No voting rights are attached to the Series A Preferred Stock except as otherwise provided herein.

I.

Protective Provisions. So long as at least 50 percent of the issued Series A Preferred Stock is outstanding, except as otherwise required by law and as described below, the

Form 8-K Exhibit 99.1

holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to approve the following matters:

i.

The creation of any senior or pari pasu security, other than a sub-series of Series A Preferred Stock ;

ii.

Payment of dividends on Common Stock;

iii.

Repurchase of Common Stock;

iv.

An increase or decrease in the number of authorized shares of Series A Preferred Stock;

v.

Any adverse change to the rights, preferences and privileges of the Series A Preferred Stock;

vi.

Any other action materially affecting only the Series A Preferred Stock; and

vii.

Any change in the Company’s line of business.

J.

Authorization. Notwithstanding any provision herein, the Company is authorized to provide for the issuance of any number of additional sub-series of Series A Preferred Stock, all of which shall be pari pasu to any other sub-series of Series A Preferred Stock, by filing the appropriate articles of amendment with the Secretary of State of Florida, and it is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

Our Officers and Directors Control Our Company

Our Company's current officers hold the majority of the seats on our Company's board of directors.  Consequently, they are in a position to control their own compensation and to approve affiliated transactions, if any. As described in this Information Statement, we have inserted certain provisions in our articles of incorporation which enables our officers and directors to do this to the full extent of the Florida corporate law.  Although our officers intend to act fairly and in full compliance with their fiduciary obligations, we cannot assure you that our Company will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with unrelated persons.

Our Officers and Directors Are Not Required to Commit Their Full Time to Our Company’s Affairs

None of our Company’s officers and directors are required to commit their full time to the affairs of our Company and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.  Our officers and directors may engage in other business activities similar and dissimilar to those engaged in by our Company.  To the extent that such persons engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than diverting such opportunities to our Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions.  As no policy has been established for the resolution of

Form 8-K Exhibit 99.1

such a conflict, our Company could be adversely affected should such officers or directors choose to place their other business interests before those of our Company.  We cannot assure you that such potential conflicts of interest will not cause our Company to lose potential opportunities.

DIRECTOR AND OFFICER INDEMNIFICATION

Our Company's articles of incorporation and bylaws contain the broadest form of indemnification for our officers and directors and former officers and directors permitted under Florida law.

LEGAL PROCEEDINGS

We are not presently involved in any material litigation or other legal proceedings.

Form 8-K Exhibit 99.1

Appendix A

Financial Statements

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2008

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

(A Development Stage Company)

BALANCE SHEETS

(UNAUDITED)

	June 30, 2008	December 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34	$630
Subscription receivable	11,600	12,650
	11,634	13,280

Land	2,477,000	1,475,000

OTHER ASSETS
Deposits	701	701
Intangible assets	50,000	-

TOTAL ASSETS	$2,539,335	$1,488,981

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current potion of mortgages payable	$65,000	$60,000

OTHER LIABILITIES
Notes payable	82,000	50,000
Mortgages payable, net of current	628,222	633,222
	710,222	683,222

TOTAL LIABILITIES	775,222	743,222

STOCKHOLDERS' EQUITY
Preferred Stock $1,000.00 par value, 10,000,000 authorized
550 and 340 shares issued and outstanding at
June 30, 2008 and December 31, 2007	550,000	340,000
Common stock $0.001 par value, 50,000,000 authorized
19,308,318 and 17,310,000 issued and outstanding at
June 30, 2008 and December 31, 2007	19,165	17,340
Additional paid-in-capital	1,342,213	438,638
Deficit accumulated during development stage	(147,265)	(50,219)

TOTAL STOCKHOLDERS' EQUITY	1,764,113	745,759

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,539,335	$1,488,981

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008

(UNAUDITED)

FOR THE SIX
MONTHS ENDED
JUNE 30, 2008

NET SALES	$-

COST AND EXPENSE
General and administrative	74,622
74,622

LOSS FROM OPERATIONS	(74,622)

OTHER INCOME (EXPENSE)
Interest expense	(22,424)

NET LOSS	$(97,046)

Basic and Diluted Loss per Share	$(0.01)

Basic and Diluted Weighted Average Number of Shares	17,522,802

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD AUGUST 1, 2007 (DATE OF INCEPTION) TO JUNE 30, 2008

(UNAUDITED)

						Deficit
	Preferred Stock		Common Stock			Accumulated
	Number					During
	of	Preferred	Number of	Common	Paid-in	Development
	Shares	Stock	Shares	Stock	Capital	Stage	Total

BALANCE AT AUGUST 1, 2007	-	$-	-	$-	$-	$ $-	$-

Common stock issued to founders	-	-	14,200,000	14,200	-	-	14,200
Contribution of land for preferred stock	340	340,000	-	-	(140,000)	-	200,000
Contribution of land for common stock	-	-	3,140,000	3,140	578,638	-	581,778
Net loss for the year ended December 31, 2007	-	-	-	-	-	(50,219)	(50,219)

BALANCE AT DECEMBER 31, 2007	340	340,000	17,340,000	17,340	438,638	(50,219)	745,759

Common stock issued pursuant to a private placement memorandum	-	-	225,000	225	112,275	-	112,500
Contribution of land for preferred stock	210	210,000	-	-	(8,000)	-	202,000
Contribution of land for common stock	-	-	1,600,000	1,600	798,400	-	800,000
Capital contributed	-	-	-	-	900	-	900
Net loss for the six months ended June 30, 2008	-	-	-	-	-	(97,046)	(97,046)

BALANCE AT JUNE 30, 2008	550	$550,000	19,165,000	$19,165	$1,342,213	$ $(147,265)	$1,764,113

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS FOR THE

SIX MONTHS ENDED JUNE 30, 2008

(UNAUDITED)

FOR THE SIX
MONTHS ENDED
JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(97,046)
Adjustment to reconcile net loss to net cash
used in operating activities
Capital contributed for services	900
(Increase) decrease in assets
Subscription receivable	1,050

Net cash used in operating activities	(95,096)

CASH FLOWS FROM INVESTING ACTIVITIES
Cost of intangibles	(50,000)

Net cash used in investing activities	(50,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, private placement	112,500
Proceeds from notes payable	32,000

Net cash provided by financing activities	144,500

NET DECREASE IN CASH AND CASH EQUIVALENTS	(596)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	630

CASH AND CASH EQUIVALENTS - END OF PERIOD	$34

Form 8-K Exhibit 99.1

NEW BASTION DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 (CONTINUED)

 (UNAUDITED)

FOR THE SIX
MONTHS ENDED
JUNE 30, 2008

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE PERIOD FOR:
Interest	$22,424

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES

Common stock in exchange for property	$800,000

Preferred stock in exchange for property	$202,000

Form 8-K Exhibit 99.1